SCHEDULE A

                           (as of September 5, 2018)


                                     FUNDS


                                               ANNUAL RATE
                                                OF AVERAGE
                                                 DAILY NET
Series                                             ASSETS        EFFECTIVE DATE
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First Trust S&P International Dividend               0.60%       August 16, 2013
Aristocrats ETF
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First Trust Hedged BuyWrite Income ETF               0.85%       January 7, 2014
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First Trust BuyWrite Income ETF                      0.85%       January 7, 2014
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First Trust Rising Dividend                          0.50%       January 7, 2014
Achievers ETF
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First Trust Dorsey Wright Momentum                   0.60%     February 24, 2014
& Dividend ETF
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First Trust RBA American Industrial                  0.70%     February 24, 2014
Renaissance(TM) ETF
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First Trust Dorsey Wright Focus 5 ETF                0.30%         March 4, 2014
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